Exhibit 99.1

                                TheaterXtreme, Inc.
                                   Balance Sheet
                                 December 31, 2004
                                    (Unaudited)

Assets

Current Assets:
        Cash and equivalents                                     $ 155,978

        Accounts receivable, net of allowance of $ -                11,794

        Inventory                                                  275,542

        Prepaid expenses                                            26,852
                                                                 ---------
                          Total current assets
                                                                   470,166


Property and Equipment, net                                        194,171

Other Assets:

        Deposits                                                     5,760
                                                                 ---------

                                                                 $ 670,097
                                                                 =========

Liabilities and Stockholders' Deficit

Current Liabilities:
                                                                 $
        Note payable, unsecured                                     50,000

        Accounts payable and accrued expenses                      228,308

        Payroll liabilities                                         30,545

        Current portion of notes payable                             7,416
        Due to officer                                               3,485

        Deferred sales                                             398,836
                                                                 ---------
                          Total current liabilities
                                                                   718,590

Long-term Liabilities:

        Notes payable, net of current portion                       24,770
                                                                 ---------
                             Total liabilities
                                                                   743,360
                                                                 ---------

Stockholders' Deficit:
        Common stock, $.001 par, 2,500,000 shares authorized,

           2,450,000 shares issued and outstanding                   2,450

        Additional paid in capital                                 572,550

        Accumulated deficit                                       (648,263)
                                                                 ---------
                             Total stockholders' deficit
                                                                   (73,263)
                                                                 ---------

                                                                 $ 670,097
                                                                 =========

The accompanying notes are an integral part of these financial statements.

                                            TheaterXtreme, Inc.
                                          Statement of Operations
                                Three and six months ended December 31, 2004
                                                (Unaudited)


                                              Three Months       Six Months
                                                 Ended              Ended
                                           December 31, 2004  December 31, 2004
                                           -----------------  -----------------


Retail sales                                    $   712,323       1,092,291


Cost of goods sold                                 (444,494)       (693,280)
                                                -----------     -----------


        Gross profit                                267,829         399,011
                                                -----------     -----------


Occupancy expenses                                   49,005          94,782

Selling, general and administrative expenses        370,252         642,214
                                                -----------     -----------
                                                    419,257         736,996
                                                -----------     -----------


        Loss from operations                       (151,428)       (337,985)


Interest income                                           5              54

Interest expense                                     (9,583)        (14,584)
                                                -----------     -----------


        Net loss                                $  (161,006)    $  (352,515)
                                                ===========     ===========


The accompanying notes are an integral part of these financial statements.

                               TheaterXtreme, Inc.
                             Statement of Cash Flows
                       Six months ended December 31, 2004
                                   (Unaudited)

Cash flows from operating activities:
         Net Loss                                       $(352,515)
         Adjustments to reconcile net loss to
           net cash used in operating activities:

           Depreciation                                    23,443
                                                        ---------
                                                         (329,072)
         Increase in assets

           Accounts receivables                            (4,733)

           Inventory                                      (95,229)

           Prepaid expenses                               (26,852)
         Increase in liabilities
           Accounts payable and accrued expenses          100,483

           Payroll liabilities                             19,329

           Due to officer                                  (2,624)
           Deferred sales                                 253,973
                                                        ---------


         Net cash used in operating activities            (84,725)
                                                        ---------

Cash flows from investing activities:

         Purchase of property and equipment               (51,475)
                                                        ---------


         Net cash used in investing activities            (51,475)
                                                        ---------

Cash flows from financing activities:

         Proceeds from notes payable, current              50,000

         Repayment of notes payable                        (3,441)

         Proceeds from notes payable                        1,391
         Proceeds from convertible note payable           125,000
                                                        ---------

         Net cash provided by financing activities        172,950
                                                        ---------


Net increase in cash                                       36,750

Cash and equivalents, beginning of year                   119,228
                                                        ---------

Cash and equivalents, end of period                     $ 155,978
                                                        =========

Supplemental disclosure:
         Cash paid during the year for interest         $  14,585
                                                        =========

Supplemental disclosure of non-cash:
  Investing and financing activities:
         Conversion of notes payable to common stock    $ 325,000
                                                        =========

The accompanying notes are an integral part of these financial statements.



                                                  TheaterXtreme, Inc.
                                          Statement of Stockholders' Deficit
                                          Six months ended December 31, 2004
                                                      (Unaudited)

                                                               Additional                   Total
                                                     Common      Paid-in    Accumulated   Stockholders'
                                                     Stock       Capital      Deficit       Deficit
                                                   ---------    ---------    ---------     ---------


Balance at June 30, 2004                           $   2,125    $ 247,875    $(295,748)    $ (45,748)


Conversion of notes payable                              325      324,675         --         325,000


Net loss for the six months ended Dec. 31, 2004         --           --       (352,515)     (352,515)
                                                   ---------    ---------    ---------     ---------


Balance at December 31, 2004                       $   2,450    $ 572,550    $(648,263)    $ (73,263)
                                                   =========    =========    =========     =========






The accompanying notes are an integral part of these financial statements.

Note 1:  Nature of Operations and Significant Accounting Policies


         Nature of operations. TheaterXtreme, Inc. (the "Company"), a Delaware corporation, was incorporated in 2003 and opened the first Company retail store or design center on September 1, 2003 in Newark, Delaware. In August 2004 the Company opened a second Company owned design center in Wilmington, Delaware and sold the first two TheaterXtreme franchises. These initial franchise stores will be located in Pennsylvania and Massachusetts and are expected to open in 2005.

         The Company has designed and created large-format home theater entertainment systems, offering new, low cost technology at prices affordable to most families. The Company expects to offer franchise licenses nationwide.

         Industry Risks. The Company participates in a highly volatile industry that is characterized by rapid technological change, intense competitive pressure, and cyclical market patterns. The Company's results of operations will be affected by a wide variety of factors, including general economic conditions, decreases in average selling prices over the life of any particular product, the timing of new product introductions (by the Company, its competitors, and others), the ability to acquire sufficient quantities of a given product in a timely manner, the timely implementation of new technologies, the ability to safeguard intellectual property from competitors, and the effect of new technologies resulting in rapid escalation of demand for some products in the face of equally steep decline in demand for others. Based on the factors noted herein, the Company may experience substantial period-to-period fluctuations in future operating results.

         Comprehensive Income. The Company follows the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. Since the Company has no items of other comprehensive income, comprehensive income (loss) is equal to net income (loss).

         Fair Value of Financial Instruments. The Company's financial statements consist of cash and cash equivalents, accounts receivable, payables, accrued expenses and deposits. The carrying values of these items approximate fair value because of their short maturities. The carrying value of notes payable also approximate fair value since the interest rates of these notes approximates current market interest rates.

         Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         Cash Equivalents The Company considers all short-term securities purchased with a maturity of three months or less to be cash equivalents.

         Concentration of Credit Risk. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation
         (FDIC) up to $100,000. At December 31, 2004 the Company had approximately $55,978 in excess of FDIC insured limits. The Company has not experienced any losses in such accounts.

         Inventory. The Company's inventory is stated at the lower of cost (first-in, first-out) or market (net realizable value), and consists of the following at December 31, 2004:

                         Equipment and furniture products    $123,478
                         Cable and supplies                     9,554
                         Retail displays                      142,510
                                                             --------
                                                             $275,542


         Depreciation and Fixed Assets. The cost of property and equipment is depreciated over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Depreciation is computed using the straight-line method. The estimated useful lives are as follows:

                  Computer equipment                          3 years
                  Office equipment                            5 years
                  Office furniture                            7 years
                  Vehicles                                    5 years
                  Leasehold improvements                  3 to 7 years

         Long-lived Assets. The Company follows SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets." Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount. Fair value of the asset and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. The Company is not aware of any events or circumstances which indicate the existence of an impairment which would be material to the Company's annual financial statements.


         Revenue Recognition. Retail sales include all sales from Company-owned design center(s). Substantially all earned revenue during the year ended December 31, 2004 is retail sales. Such sales normally represent both the sale and installation of home-theater equipment. Revenue is recognized on such sales when the equipment is delivered and the installation is substantially completed. Generally these events occur on the same date. Customer deposits on orders which are not completed are shown as deferred revenue. In addition, the Company has deferred revenues from the sales of its first two franchises. Such revenues will be recognized when the Company has substantially completed its obligations to these franchises. The following is a summary of orders and retail sales for the six months ended December 31, 2004:

          Customer orders                              $ 1,411,682
          Increase in unfinished orders                   (319,391)
                                                       -----------
          Retail sales (recognized)                    $ 1,092,291
                                                       ===========

          Customer deposits (deferred retail sales)    $   348,836
          Balances due on unfinished orders                323,911
          Less unfinished orders at June 30, 2004         (353,356)
                                                       -----------
          Increase in unfinished orders                $   319,391
                                                       ===========


         The following is a summary of amounts included in deferred sales at December 31, 2004:

          Deferred retail sales                        $348,836
          Deferred franchise sales                       50,000
                                                       --------
          Total deferred sales at December 31, 2004    $398,836
                                                       ========


         Income Taxes. The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

         Shipping and Handling Fees and Costs. The Company classifies shipping and handling costs as part of selling and administration expenses.
         Shipping and handling costs were $4,394 and $ 5,267 for the three months and six months ended December 31, 2004.

         Advertising Costs. Advertising and sales promotion costs are expensed as incurred. Advertising expense totaled $71,633 and $115,028 for the three months and six months ended December 31, 2004.

         Store Opening Costs. Store opening costs and other start-up costs are expensed as incurred.

Note 2:  Due to Officers

         The  balance  of  $3,485  at  December  31,  2004  represents   accrued
         compensation due to an officer of the Company.

Note 3:  Property and Equipment

         Property and equipment consist of the following at December 31, 2004:

               Vehicles                    $  42,716
               Equipment and computers        47,287
               Leasehold improvements        142,606
                                           ---------
                                             232,609
               Accumulated depreciation      (38,438)
                                           ---------
                                           $ 194,171

         Related depreciation expense for the six months ended December 31, 2004 was $23,443.

Note 4:  Notes Payable

         Long-term debt consists of the following at June 30, 2004:

           Note Payable to bank, in monthly installments of $349,
           including interest at 7.25%,
           secured by vehicle                                     $    14,497

           Note Payable to bank, in monthly installments of $402,
           including interest at 7.25%.
           secured by vehicle                                          16,423

           Capitalized lease with monthly payments of $34
           and imputed interest at 10% through
           July 2008                                                    1,266
                                                                    ---------
                                                                       32,186
           Less current portion                                        (7,416)
                                                                    ---------
                                                                   $   24,770
                                                                    =========

         Future maturities of long-term debt as of June 30, 2004 are as follows:

               Year ending June 30, :
                        2005                           $  3,469
                        2006                              7,591
                        2007                              8,162
                        2008                              8,777
                        2009                              4,187
                                                        -------
                                                       $ 32,186

         The Company incurred interest costs of $4,763 and $9,584 in the three months and six months ended December 31, 2004. These costs were charged to operations.

Note 5: Lease Commitments

         The Company leases its corporate offices, warehouse and retail design centers for various terms under long-term, non-cancelable operating lease agreements. The leases expire at various dates through 2010 and provide for renewal options ranging from none to five years. In the normal course of business, it is expected that these leases will be renewed or replaced by leases on other properties. The leases provide for increases in future minimum annual rental payments based on defined increases in the Consumer Price Index, subject to certain minimum increases. Also, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs or allocated common area charges).

         The company also has operating leases on vehicles with monthly payments of $350.

         The following is a schedule by year of future minimum rental payments required under the operating lease agreements:

                           Year ending June 30, :
                                    2005                         $  67,595
                                    2006                           132,184
                                    2007                           115,771
                                    2008                            91,308
                                    2009                            89,018
                                    thereafter                      70,289
                                                                   --------
                                                                 $ 566,165

         Total minimum lease payments do not include executory costs, common area charges, or increases measured by consumer price or other index changes.

         Rent expense charged to operations for the three months and six months ended December 31, 2004 was $33,826 and $67,653.

Note 6:  Income Taxes

         Deferred income taxes reflect the net effect of an operating loss carryforward. There are no significant temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

         The components of the deferred assets are as follows at December 31, 2004:

                  Net operating loss carryforward                 $ 233,000
                  Less valuation allowance                         (233,000)
                                                                   ---------

                                                                  $       0
                                                                   =========

         A valuation allowance was required since the ultimate realization of deferred tax assets is dependent upon future taxable income and management believes it is more likely than not that the deferred tax asset will not be realized through future taxable income.

         The income tax benefit (provision) consists of the following items for the six months ended December 31, 2004:

                                                   Three months    Six months
                                                      Ended          Ended
                                                   ---------       ---------

                   Deferred benefit (provision)    $  62,000       $ 127,000
                   Valuation allowance               (62,000)       (127,000)
                                                   ---------       ---------

                                                   $       0       $       0
                                                   =========       =========

         At December 31, 2004, the Company had a net operating loss carryforward of approximately $648,000 which if not used will expire in the fiscal year ending June 30, 2026.

Note 7:  Common Stock - Options

         Management expects to negotiate additional incentive stock options with key employees in order to secure the talent and services necessary to properly execute the Company's business plan. As of December 31, 2004, no formal plan was adopted.

Note 8:  Subsequent Events

         Through January 25, 2005, the Company has received promissory notes from accredited investors in the aggregate amount of $485,000 in anticipation of a pending private placement offering.

         On February 11, 2005, the Company entered into an Agreement and Plan of Merger ("Merger Agreement") and merged with BF Acquisition Group II, Inc., a Florida corporation. Subsequent to the merger, BF Acquisition Group II, Inc., the surviving corporation, will changed its name to Theater Xtreme Entertainment Group, Inc. This agreement provides that the Company will eventually and reincorporate in Delaware.

         Under accounting principles generally accepted in the United States, the share exchange is considered to be a capital transaction in substance, rather than a business combination. That is, the share exchange is equivalent to the issuance of stock by Theater Xtreme
         Entertainment Group, Inc. for the net monetary assets of the BF Acquisition Group II, Inc., accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the share exchange will be identical to that resulting from a reverse acquisition, except no goodwill will be recorded. Under reverse takeover accounting, the post reverse acquisition comparative historical financial statements of the legal acquirer, BF Acquisition Group II, Inc. are those of the legal acquiree, Theater Xtreme Entertainment Group, Inc. which are considered to be the accounting acquirer.

         At the effective time of the merger, each outstanding share of the Company will be exchanged for 4.60 shares of BF Acquisition Group II, Inc.

         Subsequent to December 31, 2004, the Company has issued approximately $500,000 of unsecured notes payable, with interest at 8%. These notes are convertible into common stock of the Company, at the election of the holder, at the conversion rate of $0.35 per share.